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                                                                    EXHIBIT 99.1
                               DATED 26 July 1999




                             ARTICLES OF ASSOCIATION




                                       OF



                        ASIAINFO TECHNOLOGY (CHINA) INC.
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                                            CONTENTS


CHAPTER ONE GENERAL PROVISIONS................................................1


CHAPTER TWO PURPOSE AND BUSINESS SCOPE........................................2


CHAPTER THREE TOTAL INVESTMENT AND REGISTERED CAPITAL.........................2


CHAPTER FOUR BOARD OF DIRECTORS...............................................3


CHAPTER FIVE MANAGEMENT ORGANISATION..........................................5


CHAPTER SIX FINANCIAL ISSUES..................................................6


CHAPTER SEVEN PROFIT DISTRIBUTION.............................................7


CHAPTER EIGHT STAFF...........................................................7


CHAPTER NINE WORKERS UNION....................................................7


CHAPTER TEN TERM, TERMINATION AND LIQUIDATION.................................9


CHAPTER ELEVEN RULES AND REGULATIONS..........................................9


CHAPTER TWELVE INSURANCE.....................................................10


CHAPTER THIRTEEN GOVERNING LAW...............................................10


CHAPTER FOURTEEN SUPPLEMENTARY PROVISIONS....................................10
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                                   CHAPTER ONE


                               GENERAL PROVISIONS

Article 1

In accordance with the Law of the People's Republic of China on Wholly Foreign Owned Enterprises and other relevant regulations, Asiainfo Holdings Inc. decides to establish with its sole capital in Haidian District, Beijing Asiainfo Technology (China) Inc. (the "Company").

Article 2

The name of the Company shall be [ ] in Chinese.

The English name of the Company shall be AsiaInfo Technology (China) Inc..

Registered address:        4th Floor, Science and Technology Building,  No 11,
                           Bai Shi Qiao Road, Haidian District, Beijing.

Postcode:                  100081

Legal Representative:      Yong Yimin

         Position:         Board Chairman

         Nationality:      Chinese

Article 3

The background of the Investor shall be as follows.

The name of the Investor is [               ] in Chinese.

The English name of the Investor is AsiaInfo Holdings Inc.

Country of Registration:            America

Registered address:        [               ] in Chinese.

Address in English:        Techmart of Santa Clara, 5201 Great America Parkway
                           Suite 429, Santa Clara, CA 95054, USA.

Legal Representative:      Louis Lau

         Position:         Board Chairman

         Nationality:      American
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Article 4

The Company shall be a limited liability company.

Article 5

The Company shall be a Chinese legal person, to be governed and protected by the Chinese laws. All activities of the Company shall be subject to the laws, decrees and relevant regulations of the Chinese government.


                                   CHAPTER TWO


                           PURPOSE AND BUSINESS SCOPE

Article 6

The purpose of the Company shall be to introduce into China the foreign advanced science and technology, to manufacture and sell software of internationally advanced level for computer integrated network system and equipment and parts for computer integrated network, to have a share on the international market and to train high-tech personnel for China. Also, the Company aims to become the advanced technology enterprise and product-export enterprise and to obtain satisfactory economic benefits.

Article 7

The business scope of the Company shall be to develop and manufacture software for computer network systems, computer network integration systems, equipment and parts for computer network; to sell self-manufactured products; and to provide technical service for self-manufactured products.

Article 8

The business scale of the Company shall be to manufacture annually twelve (12) sets of software for computer integration network.


                                  CHAPTER THREE


                     TOTAL INVESTMENT AND REGISTERED CAPITAL

Article 9

The total investment of the Company shall be nine million US dollars (US$9,000,000) and the registered capital shall be eight million and five hundred thousand US dollars (US$8,500,000), with the difference between the two to be solved by bank loans.

Article 10

The registered capital shall consist of eight million and one hundred thousand US dollars (US$8,100,000) in cash and four hundred thousand US dollars (US$400,000) in equipment,
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with an aggregated amount of the two being eight million and five hundred thousand US dollars (US$8,500,000).

Article 11

Any increase and transfer of the registered capital of the Company shall be subject to, upon consent of Asiainfo Holdings Inc., approval by the original examination and approval authority and registration procedures for the change shall then be carried out at the original registration authority. During its business term as a wholly foreign funded enterprise the Company shall not reduce its registered capital.


                                  CHAPTER FOUR


                               BOARD OF DIRECTORS

Article 12

The Company shall have a Board of Directors which shall be the highest authority of the Company.

Article 13

The Board of Directors shall decide all the major issues of the Company, with its duties and authorities mainly as follows:

-        to decide and approve the important reports proposed by the General
         Manager;

- to approve the annual financial statements, income and expenditure budget, annual profit distribution plan;

-        to adopt the important rules and regulations of the Company;

-        to decide to establish branch institutions;

-        to amend the Articles of Association of the Company;

- to discuss and decide the winding-up and termination of the Company, or its merger with another economic organisation;

- to engage the General Manager, Chief Engineer, Chief Accountant and other senior staff;

- to be responsible for the liquidation issues of the Company when it is terminated or expired;

-        other major issues to be decided by the Board of Directors.

Article 14

The Board of Directors shall consist of four (4) directors for a term of four
(4) years.
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Article 15

The Board of Directors shall have one (1) Chairman who shall be appointed by the Investor and be the legal representative of the Company for a term of four (4) years. The Company shall have no Vice-Chairman for the time being.

Article 16

When directors are to be appointed or replaced, the Board of Directors shall be give prior written notice.

Article 17

The Board of Directors shall convene once every half a year. Upon the request of one third (1/3) or more directors, an interim meeting of the Board may be convened.

Article 18

The Board of Directors shall convene in principle at the address of the Company.

Article 19

Meetings of the Board of Directors shall be convened and presided over by the Chairman, or a director authorised by the Chairman in writing when the Chairman is unable to do so.

Article 20

The Chairman shall notify each director in writing of the agenda, time and place of the Board meeting to be convened thirty (30) days prior to such meeting.

Article 21

Where the director is unable to attend the Board meeting for whatever reason, he may authorise in writing a proxy to attend such meeting for him; where the director does not attend the meeting in person nor authorises a proxy to attend such meeting on his behalf, he shall be deemed to have waived his right to attend the meeting.

Article 22

Each Board meeting requires a quorum of two-thirds (2/3) of all the directors, and no resolution passed at any Board meeting shall be valid when such a quorum of two-thirds (2/3) is not present at the meeting.

Article 23

Each Board meeting shall have a detailed written board minute which shall be signed by all the directors at the meeting or by the proxy when a director is represented by such proxy. The board minute shall be in Chinese and shall be kept by the Company for filing.
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Article 24

Where the Board meeting is to pass resolution on issues of a general nature, such resolution requires a two-thirds (2/3) affirmative votes of all the directors at the meeting, and for issues of the followings a unanimous affirmative votes of all the directors at the meeting are required:

1.       amendment to the Articles of Association of the Company;

2.       increase and transfer of the registered capital of the Company;

3.       merger of the Company with another economic organisation; and

4.       termination or dissolution of the Company.


                                  CHAPTER FIVE


                             MANAGEMENT ORGANISATION

Article 25

The Company shall adopt the system of General Manager assuming responsibilities. The Company shall have one (1) General Manager and two (2) Deputy General Managers, who shall be engaged by the Board of Directors for a term of office for four (4) years.

Article 26

The General Manager shall be responsible for the daily business operations of the Company, represent the Company in dealings with other enterprises and appoint and dismiss personnel in charge of various departments and other subordinates within the Company.

Article 27

The General Manager shall have the duties as follows:

1. to carry out the Articles of Association of the Company and the resolutions adopted by the Board of Directors;

2. within the authority granted by the Investor, to deal with other enterprises in various issues of business and be responsible for any and all issues of administration and business within the Company;

3.       to submit work report to the Investor;

4.       to convene and preside over General Manager Business Meeting;

5. to formulate and adopt the main rules and regulations of the Company and amendments thereto;

6.       to decide to establish branch institutions;
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7.       to appoint and dismiss Chief Engineer, Accountants and approve the annual financial budgets and final statements;

8. to be responsible for liquidation issues of termination and expiration of the Company;

9. to examine and decide the sales price of the Company's products on the domestic and international markets; and

10. to make final administrative decision on issues of rewards and penalty for staff of the Company.

The duties of the Deputy General Managers are to assist the General Manager in his work, and to exercise the authorities of the General Manager when the General Manager is not available.


                                   CHAPTER SIX


                                FINANCIAL ISSUES

Article 28

The Company shall establish its accounting items within China, keep separate accounts, submit accounting statements according to relevant regulations and be subject to the supervision of the relevant financial and taxation departments.

Article 29

The Company shall adopt the calendar year for its accounting year, which shall commence from 1 January and continue to end on 31 December.

Article 30

The Company shall adopt Renminbi as its book-keeping currency and all accounts, vouchers and statements shall be written in Chinese.

Article 31

The Company shall open its Renminbi and foreign exchange bank accounts in relevant banks in China and shall be subject to the regulations of foreign exchange control in China.

Article 32

The Company shall pay various taxes and fees in accordance with the relevant tax laws of China. The staff of the Company shall pay individual income tax and adjustment taxes in accordance with the laws.


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Article 33

The Company shall be subject to the audit of relevant departments in its financial issues, and the annual final financial statements and profit distribution plan of the Company shall be examined and verified by the account registered in China.

                                  CHAPTER SEVEN


                               PROFIT DISTRIBUTION

Article 34

The Company shall allocate from its profit after payment of income tax for the Reserve Fund, Enterprise Development Fund and Staff Bonus and Welfare Fund.

Article 35

The Company shall distribute profit once each year. The profit distribution plan and amount of profit distributable shall be made public within three (3) months after each accounting year.

Article 36

The Company shall not distribute profit of the current accounting year in case the Company has not yet made up the losses in the preceding accounting year. Any undistributed profit of the preceding accounting year may be combined into the profit of the current accounting year for distribution.


                                  CHAPTER EIGHT


                                      STAFF

Article 37

The Company shall employ Chinese and overseas staff according to its requirement, enter with them into labour contract in accordance with the laws to specify matters relating to the employment, dismissal, remuneration, welfare, labour protection, insurance, etc and file such contract with the local labour administration department.

Article 38

The standard of wage and welfare treatment for staff of the Company shall be decided by the General Manager in view of the business operation status of the Company and in accordance with the relevant provisions of the Chinese government.


                                  CHAPTER NINE


                                  WORKERS UNION


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Article 39

The staff of the Company may establish workers union and carry out activities of the workers union according to the laws as to maintain the legal rights of the staff, and the Company shall provide the workers union with necessary conditions for its activities.
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Article 40

The Company shall allocate an amount equal to two percent (2%) of the total amount of the actual wages of the Company's staff to the workers union for its fund, which shall be used by the workers union of the Company in accordance with the provisions of the Measures of Management of Workers Union Fund of China.


                                   CHAPTER TEN


                        TERM, TERMINATION AND LIQUIDATION

Article 41

The Company shall have a term of fifteen (15) years, commencing from the date of the issue of the business licence of the Company.

Article 42

In case the Company is to, upon expiration, extend its term, the Company shall submit a written application to the original examination and approval authority one hundred and eighty (180) days prior to the expiration and shall, upon approval by such authority, handle the extension formalities with the original registration authority to eventually effect the extension.

Article 43

In case the Company runs into losses, insolvency, the Company shall terminate ahead of schedule its business term. Where termination or expiration occurs, the Company shall carry out liquidation in accordance with the legal procedures, make announcement to the public and handle the cancellation formalities with the original registration authority.


                                 CHAPTER ELEVEN


                              RULES AND REGULATIONS

Article 44

The Company shall adopt the following rules and regulations through the General
Manager:

1.       business operation regulation;

2.       staff rules;

3.       wage and salary regulation;

4.       staff rewards and penalty regulation;

5.       financial affair regulation; and

6.       other necessary rules and regulations.
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                                 CHAPTER TWELVE


                                    INSURANCE

Article 45

Issues of insurance concerning the Company shall be decided by the Board of the Directors.


                                CHAPTER THIRTEEN


                                  GOVERNING LAW

Article 46

The formulation, validity, interpretation, performance and dispute settlement shall be governed by the laws of the People's Republic of China.


                                CHAPTER FOURTEEN


                            SUPPLEMENTARY PROVISIONS

Article 47

These Articles of Association shall be written in Chinese.

Article 48

These Articles of Association shall come into effect upon approval by the relevant examination and approval authority of the Chinese government.





ASIAINFO HOLDINGS, INC. (corporate seal)

Dated: 26 July 1999